CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-176976 on Form N-1A of our reports dated September 22, 2025, relating to the financial statements and financial highlights of First Trust Horizon Managed Volatility Domestic ETF, First Trust Horizon Managed Volatility Developed International ETF, First Trust Horizon Managed Volatility Small/Mid ETF, First Trust California Municipal High Income ETF, and First Trust New York Municipal High Income ETF, and our reports dated September 23, 2025, relating to the financial statements and financial highlights of First Trust Short Duration Managed Municipal ETF, First Trust Ultra Short Duration Municipal ETF, First Trust Municipal High Income ETF, and First Trust Merger Arbitrage ETF, each a series of First Trust Exchange-Traded Fund III, appearing in Form N-CSR of First Trust Exchange-Traded Fund III for the year ended July 31, 2025, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm”, and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

November 25, 2025